UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 14, 2012

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MEDICAL ALARM CONCEPTS HOLDINGS, INC

(Exact name of registrant as specified in its charter)

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Nevada	333-153290	26-3534190
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

200 West Church Road, Suite B, King of Prussia, PA 19406
(Address of Principal Executive Offices) (Zip Code)

(877) 639-2929
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On November 10, 2012, the Company entered into negotiations with an institutional investor that has expressed interest in completing a strategic investment in the Company. This investment would be used to expand current operations both domestically and internationally, raise inventory levels and allow the Company flexibility in negotiating tactical and strategic acquisitions.

On November 6, 2012, the Company responded to a Request For Proposal (RFP), which, if awarded, would include the opening of an office in the People's Republic of China and a possible additional strategic investment in the Company. This strategic investment, if consummated, would be utilized to expand both international and domestic distribution of the MediPendant™ product and associated monitoring services, and to expand working capital balances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 14 2012	Medical Alarm Concepts Holdings, Inc
	By	/s/ Ronnie Adams
Name: Ronnie Adams Title: